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                                   Exhibit 5.1

                                                                Attorneys at Law
                                                                       Suite 400
KILPATRICK STOCKTON LLP                                    4101 Lake Boone Trail
                                              Raleigh, North Carolina 27607-6519
                                                         Telephone: 919.420.1700
                                                         Facsimile: 919.420.1800

October 28, 1998


Park `N View, Inc.
11711 N.W. 39th Street
Coral Springs, Florida 33065

Re:        Registration Statement on Form S-1 (No. 333-59903)

Ladies and Gentlemen:

           We have acted as counsel to Park `N View, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to
(i) the offering for resale from time to time by certain selling security holders named in the prospectus included in the Registration Statement or in supplements thereto of an aggregate of 75,000 warrants (the "Warrants") to purchase an aggregate of 505,375 shares (as such number may be adjusted from time to time in accordance with the terms of the Warrants, the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"),
(ii) the offering for resale from time to time of the Warrant Shares by the initial investors in the 75,000 units consisting of $75,000,000 aggregate principal amount of 13% Senior Notes due 2008 of the Company and 75,000 Warrants, and (iii) the offer and sale by the Company of the Warrant Shares to transferees of such initial investors upon exercise of the Warrants by such transferees.

          We have participated in the preparation of the Registration Statement and have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below, including the Certificate of Incorporation, as amended, the By-laws of the Company, and the Warrant Agreement, dated May 27, 1998 (the "Warrant Agreement"), between the Company and State Street Bank and Trust Company, as warrant agent.

          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.


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KILPATRICK STOCKTON LLP

Park `N View, Inc.
October 28, 1998
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           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. The Warrants have been validly issued, fully paid and non-assessable and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and the terms of the Warrant Agreement.

           2. The Warrant Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

           Insofar as the foregoing opinions relate to the legality, validity or binding effect of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity.

           We are licensed in the State of North Carolina. Our opinions are limited to the laws of the State of North Carolina and the applicable laws of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   /s/ Kilpatrick Stockton LLP